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FOR IMMEDIATE RELEASE

October 30, 2008

Company:	Dominion

Contacts:
Media:	Mark Lazenby (804) 819-2042, Mark.Lazenby@dom.com Ryan Frazier (804) 819-2521, C.Ryan.Frazier@dom.com
Analysts:	Greg Snyder (804) 819-2383, James.Gregory.Snyder@dom.com Laura Kottkamp (804) 819-2254, Laura.E.Kottkamp@dom.com

DOMINION ANNOUNCES THIRD-QUARTER 2008 EARNINGS

• Third-quarter GAAP earnings of 87 cents per share
• Operating earnings of 94 cents per share exceed guidance of 87 cents to 92 cents per share
• Affirms 2008 annual guidance of $3.10 to $3.15 operating earnings per share
• Affirms 2009 outlook of $3.30 to $3.45 operating earnings per share
• Conference call scheduled for 10 a.m. EDT today

RICHMOND, Va. – Dominion (NYSE: D) today announced unaudited net income determined in accordance with Generally Accepted Accounting Principles (GAAP) for the three months ended Sept. 30, 2008, of $508 million (87 cents per share). This compares to net income of $2.3 billion ($3.62 per share) for the same period in 2007, which primarily reflected the benefit from the sale of the majority of the company’s non-Appalachian E&P operations.

Operating earnings for the three months ended Sept. 30, 2008, amounted to $545 million (94 cents per share) compared to operating earnings of $551 million (86 cents per share) for the same period in 2007.  Operating earnings are defined as GAAP earnings adjusted for certain items.

Dominion uses operating earnings as the primary performance measurement of its earnings outlook and results for public communications with analysts and investors.  Dominion also uses operating earnings internally for budgeting, for reporting to the board of directors, for the company’s incentive compensation plans and for its targeted dividend payout ratios.  Dominion management believes operating earnings provide a more meaningful representation of the company’s fundamental earnings power.

Business segment results and detailed descriptions of items included in 2008 and 2007 GAAP earnings but excluded from operating earnings can be found on Schedules 1, 2 and 3 of this release.

Thomas F. Farrell II, chairman, president and chief executive officer, said:

“Amid the present economic turmoil and despite unfavorable weather, our quarterly earnings exceeded the top end of our provided guidance. Year to date, we continue to see strong results, driven by our generation and energy infrastructure businesses.

“We feel comfortable affirming our full year guidance of $3.10 to $3.15 operating earnings per share, as well as our 2009 outlook of $3.30 to $3.45 operating earnings per share.

“Given its confidence in the strength of our company’s earnings and business model, the board of directors recently declared our fourth-quarter dividend and reconfirmed our dividend policy to sustain increases in 2009 and 2010 that will allow us to reach our targeted 2010 payout ratio of 55 percent.”

Third-quarter 2008 operating earnings compared to guidance

Third-quarter 2008 operating earnings of 94 cents per share compare favorably to guidance of 87 cents to 92 cents per share.  Drivers that compared favorably to guidance include higher contributions from the producer services business, lower expenses at the utility generation business and higher contributions from the gas distribution business. Factors that compared negatively to guidance include milder-than-normal weather in the company’s electric utility service area and lower contributions from Dominion Retail.

Third-quarter 2008 operating earnings compared to 2007

The increase in third-quarter 2008 operating earnings per share as compared to 2007 is primarily attributable to higher margins from the merchant generation business, higher contributions from the producer services business and accretion due to share repurchases in 2007. These positives were partially offset by a higher effective tax rate and milder-than-normal weather in the company’s electric utility service area. Complete details of third-quarter 2008 operating earnings compared to 2007 can be found on Schedule 4 of this release.

Fourth-quarter 2008 operating earnings guidance

Dominion expects fourth-quarter 2008 operating earnings in the range of 67 cents per share to 72 cents per share.  This compares to operating earnings of 52 cents per share in the fourth quarter of 2007.  Drivers expected to compare favorably to 2007 include higher contributions from the merchant generation business, lower outage expenses at the utility generation business, higher contributions from the gas distribution and gas transmission businesses and higher margins from the company’s remaining E&P operations.

Expected offsets include the absence of earnings from Peoples Natural Gas and Hope Gas, Inc.; lower contributions from the company’s producer services business; higher depreciation and amortization expense at the electric utility; and higher interest expense. Complete details of the company’s fourth-quarter 2008 guidance can be found in Dominion’s third-quarter 2008 Earnings Release Kit published this morning on Dominion’s Web page under Financial Modeling, Earnings Release Kits at http://www.dom.com/investors/.

In providing its fourth-quarter, full year 2008 guidance and full year 2009 operating earnings outlook, the company notes that there will be differences between expected GAAP and operating earnings for matters such as, but not limited to, divestitures or changes in accounting principles. At this time, Dominion management is not able to estimate the impact, if any, of these items on GAAP earnings. Accordingly, Dominion is not able to provide a corresponding GAAP equivalent for its operating earnings guidance and outlook.

Conference call today

Dominion will host its third-quarter earnings conference call at 10 a.m. EDT on Thursday, Oct. 30.  Dominion management will discuss third-quarter 2008 financial results, fourth-quarter 2008 guidance and other matters of interest to the financial community.

Domestic callers should dial (866) 710-0179. The passcode for the conference call is “Dominion.”  International callers should dial (334) 323-9871.  Participants should dial in 10 minutes to 15 minutes prior to the scheduled start time.  Members of the media also are invited to listen.

A live webcast of the conference call will be available on the company’s investor information page at http://www.dom.com/investors/.

A replay of the conference call will be available beginning about 1 p.m. EDT Oct. 30 and lasting until 11 p.m. EST Nov. 6.  Domestic callers may access the recording by dialing (877) 919-4059.  International callers should dial (334) 323-7226.  The PIN for the replay is 26607556.  Additionally, a replay of the webcast will be available on the company’s investor information page by the end of the day Oct. 30.

Dominion is one of the nation's largest producers and transporters of energy, with a portfolio of approximately 27,000 megawatts of generation, 1.1 trillion cubic feet equivalent of proved natural gas and oil reserves, 14,000 miles of natural gas transmission, gathering and storage pipeline and 6,000 miles of electric transmission lines.  Dominion operates the nation’s largest natural gas storage facility with 975 billion cubic feet of storage capacity and serves retail energy customers in 12 states. For more information about Dominion, visit the company's Web site at http://www.dom.com.

This release contains certain forward-looking statements, including our forecasted operating earnings for 2008 and 2009 as well as our projected future long-term policy for dividend growth rates, that are subject to various risks and uncertainties.  Factors that could cause actual results to differ materially from management's projections, forecasts, estimates and expectations may include factors that are beyond the company's ability to control or estimate precisely, such as fluctuations in energy-related commodity prices, the timing of the closing dates of acquisitions or divestitures, estimates of future market conditions, estimates of proved and unproved reserves, the company’s ability to meet its natural gas and oil production forecasts, the timing and receipt of regulatory approvals necessary for planned projects, acquisitions and divestitures, and the ability to complete planned construction or expansion projects as scheduled.  Other factors include, but are not limited to, weather conditions, including the effects of hurricanes on operations, the behavior of other market participants, state and federal legislative and regulatory developments and changes to environmental and other laws and regulations, including those related to climate change, greenhouse gases and other emissions to which we are subject, economic conditions in the company's service area, risks of operating businesses in regulated industries that are subject to changing regulatory structures, changes to regulated gas and electric rates collected by Dominion, changes to rating agency requirements and ratings, changing financial accounting standards, trading counter-party credit risks, risks related to energy trading and marketing, adverse outcomes in litigation matters, the receipt of board approval for future increases to the dividend and other uncertainties.  Other risk factors are detailed from time to time in Dominion’s most recent quarterly report on Form 10-Q or annual report on Form 10-K filed with the Securities & Exchange Commission.

###

Schedule 1 - Segment Operating Earnings

Preliminary, Unaudited
(millions, except earnings per share)	Three months ended September 30,
	2008	2007	Change
Operating Revenue (GAAP Based)	$ 4,231	$ 3,589	$ 642

Earnings: [1]
Dominion Virginia Power	$ 84	$ 103	$ (19)
Dominion Energy	81	66	15
Dominion Generation	449	403	46
Corporate and Other:
Other	(69)	(25)	(44)
Divested U.S. E&P Operations [2]	-	4	(4)
Peoples & Hope [3]	-	-	-
OPERATING EARNINGS	$ 545	$ 551	$ (6)
Items excluded from operating earnings [2,4]	(37)	1,766	(1,803)
GAAP EARNINGS	$ 508	$ 2,317	$ (1,809)

Common Shares Outstanding (average, diluted)	582.0	639.6

Earnings Per Share (EPS): [1]
Dominion Virginia Power	$ 0.15	$ 0.16	$ (0.01)
Dominion Energy	0.14	0.10	0.04
Dominion Generation	0.77	0.63	0.14
Corporate and Other:
Other	(0.12)	(0.04)	(0.08)
Divested U.S. E&P Operations [2]	-	0.01	(0.01)
Peoples & Hope [3]	-	-	-
OPERATING EARNINGS	$ 0.94	$ 0.86	$ 0.08
Items excluded from operating earnings 2, 4.	(0.07)	2.76	(2.83)
GAAP EARNINGS	$ 0.87	$ 3.62	$ (2.75)

	Nine months ended September 30,
	2008	2007	Change
Operating Revenue (GAAP Based)	$ 12,072	$ 11,980	$ 92

Earnings: [1]
Dominion Virginia Power	$ 278	$ 333	$ (55)
Dominion Energy	333	274	59
Dominion Generation	991	623	368
Corporate and Other:
Other	(190)	(146)	(44)
Divested U.S. E&P Operations [2]	-	257	(257)
Peoples & Hope [3]	-	38	(38)
OPERATING EARNINGS	$ 1,412	$ 1,379	$ 33
Items excluded from operating earnings [2,4]	74	861	(787)
GAAP EARNINGS	$ 1,486	$ 2,240	$ (754)

Common Shares Outstanding (average, diluted)	580.3	681.2

Earnings Per Share (EPS): [1]
Dominion Virginia Power	$ 0.48	$ 0.49	$ (0.01)
Dominion Energy	0.57	0.40	0.17
Dominion Generation	1.71	0.91	0.80
Corporate and Other:
Other	(0.33)	(0.22)	(0.11)
Divested U.S. E&P Operations [2]	-	0.38	(0.38)
Peoples & Hope [3]	-	0.06	(0.06)
OPERATING EARNINGS	$ 2.43	$ 2.02	$ 0.41
Items excluded from operating earnings [2,4]	0.13	1.27	(1.14)
GAAP EARNINGS	$ 2.56	$ 3.29	$ (0.73)

1)	2007 segment earnings and per share values have been recast to reflect the impact of segment realignment and the November 2007 2-for-1 common stock split.
2)	Dominion sold the majority of its E&P operations in 2007.
3)	Earnings for the Peoples Natural Gas Company (Peoples) and Hope Gas, Inc. (Hope) are excluded from our 2008 operating earnings.
4)	Refer to schedules 2 and 3 for details related to items excluded from operating earnings, or find "GAAP Reconciliation" on Dominion's Web site at www.dom.com/investors/

Schedule 2 – Reconciliation of 2008 Operating Earnings to GAAP

2008 Earnings (Nine months ended September 30, 2008)

The net effects of the following items, all shown on an after-tax basis, are included in 2008 reported earnings, but are excluded from operating earnings:

•
$157 million net benefit related to the planned sale of Peoples and Hope natural gas distribution companies, mainly reflecting the reversal of deferred tax liabilities established in 2006, due to a change in the expected tax treatment of the sale.

•	$42 million of earnings from Peoples and Hope.
•	$38 million impairment charge related to a Dominion Capital investment.
•	$50 million of impairment charges reflecting other-than-temporary declines in the fair value of securities held in merchant nuclear decommissioning trust funds.
•	$26 million net-of-tax reduction to the gain recognized in 2007 from the sale of our E&P businesses as a result of post-closing adjustments.
•
$11 million in other charges, including an increase to tax valuation allowances, primarily related to the effect of lower projected capital gain income on the realizability of existing state loss carryforwards.

(millions, except per share amounts)	1Q08	2Q08	3Q08	4Q08	YTD 2008*
Operating earnings	$578	$289	$545		$1,412
Items excluded from operating earnings (after-tax):
Net benefit related to the planned sale of Peoples & Hope	133	24			157
Peoples and Hope operations	34	6	2		42
Dominion Capital asset impairment	(38)				(38)
Impairment losses in nuclear decommissioning trust funds	(16)	(15)	(19)		(50)
Adjustment to gain on sale of our US E&P businesses			(26)		(26)
Other charges	(11)	(6)	6		(11)
Total items excluded from operating earnings	102	9	(37)		74
Reported net income	$680	$298	$508		$1,486
Common shares outstanding (average, diluted)	578.4	580.7	582.0		580.3
Operating earnings per share	$1.00	$0.50	$0.94		$2.43
Items excluded from operating earnings (after-tax)	0.18	0.01	(0.07)		0.13
Reported earnings per share	$1.18	$0.51	$0.87		$2.56
*	YTD 2008 EPS may not equal sum of quarters due to share count differences.

Schedule 3 – Reconciliation of 2007 Operating Earnings to GAAP

2007 Earnings (Twelve months ended December 31, 2007)

The net effects of the following items, all shown on an after-tax basis, are included in 2007 reported earnings, but are excluded from operating earnings:

•	$1.5 billion net benefit resulting from the sale of the majority of our E&P operations including:
•	$2.1 billion net gain from the sales; partially offset by
•
$506 million in other charges including the effect of discontinuing hedge accounting for certain gas and oil hedges and subsequent changes in the fair value of these hedges ($342 million), settlement of volumetric production payment (VPP) agreements ($108 million), and employee-related expenses; and

•	$148 million in net charges related to the early retirement of debt associated with the completion of our debt tender offer in July 2007;
•	$119 million net benefit related to the release of tax valuation allowances;
•	$270 million of impairment charges related to our merchant generation assets including $252 million related to the sale of a partially completed generation facility (Dresden);
•	$137 million charge related to the termination of a power sales agreement at our State Line generating facility;
•
$158 million extraordinary item related to the reapplication of SFAS No. 71, Accounting for the Effects of Certain Types of Regulation, to the Virginia jurisdiction of our electric utility generation operations;

•	$56 million in charges related to the impairment of certain Dominion Capital investments;
•	$29 million in charges related to litigation reserves;
•	$93 million in other charges, including losses from certain discontinued operations.

(millions, except per share amounts)	1Q07	2Q07	3Q07	4Q07	YTD 2007*
Operating earnings	$518	$310	$551	$299	$1,678
Items excluded from operating earnings (after-tax):
Items related to the sale of the majority of our E&P operations:
Net gain on sale	(2)	5	2,124	12	2,139
Other related charges	(6)	(482)	(15)	(3)	(506)
Net charges related to debt tender offer		15	(163)		(148)
Release of tax valuation allowances, net	(6)	70	55		119
Impairment of merchant generation assets		(252)	(18)		(270)
Termination of the State Line power sales agreement			(140)	3	(137)
Extraordinary item related to the reapplication of SFAS 71		(158)			(158)
Dominion Capital impairment of assets			(55)	(1)	(56)
Litigation reserves	(16)		(16)	3	(29)
Other charges	(35)	(38)	(6)	(14)	(93)
Total items excluded from operating earnings	(65)	(840)	1,766	0	861
Reported net income (loss)	$453	($530)	$2,317	$299	$2,539
Common shares outstanding (average, diluted) **	701.7	698.2	639.6	578.1	655.2
Operating earnings per share	$0.74	$0.44	$0.86	$0.52	$2.56
Items excluded from operating earnings (after-tax)	(0.09)	(1.20)	2.76	0.00	1.32
Reported earnings per share	$0.65	($0.76)	$3.62	$0.52	$3.88
*	YTD 2007 EPS may not equal sum of quarters due to share count differences.
**	As a result of the net loss from continuing operations for the three months ended June 30, 2007, the issuance of common stock under potentially-dilutive securities was considered antidilutive and therefore not included in the calculation of the diluted loss per share for that period.

Schedule 4 - Reconciliation of 2008 Earnings to 2007

Preliminary, unaudited	Three Months Ended
(millions, except EPS)	September 30,
	2008 vs. 2007
	Increase / (Decrease)
Reconciling Items	Amount	EPS

Dominion Virginia Power
Regulated electric sales:
Weather	($7)	($0.01)
Customer growth	2	0.00
Other	(3)	0.00
Interest expense	(2)	0.00
Depreciation and amortization	(2)	0.00
Retail energy marketing operations	(6)	(0.01)
Operation & maintenance expense	4	0.01
Other	(5)	(0.01)
Share accretion	---	0.01
Change in contribution to operating earnings	($19)	($0.01)

Dominion Energy
Producer services	$15	$0.03
Gas and Oil - production	(6)	(0.01)
Gas and Oil - prices	14	0.02
Gas and Oil - DD&A expense	(2)	0.00
Other	(6)	(0.01)
Share accretion	---	0.01
Change in contribution to operating earnings	$15	$0.04

Dominion Generation
Regulated electric sales:
Weather	($16)	($0.03)
Customer growth	5	0.01
Other	4	0.01
Merchant generation margin	67	0.10
Outage costs	(2)	0.00
Depreciation and amortization	(8)	(0.01)
Other	(4)	(0.01)
Share accretion	---	0.07
Change in contribution to operating earnings	$46	$0.14

Corporate and Other
Change in contribution to operating earnings [1]	($48)	($0.09)

Change in consolidated operating earnings	($6)	$0.08

Change in items excluded from operating earnings [1,2]	($1,803)	($2.83)

Change in net income (GAAP earnings)	($1,809)	($2.75)

1)	Earnings for the Peoples Natural Gas Company (Peoples) and Hope Gas, Inc. (Hope) are excluded from our 2008 operating earnings.
2)	Refer to schedules 2 and 3 for details of items excluded from operating earnings, or find "GAAP Reconciliation" on Dominion's Web site at www.dom.com/investors/.